EXHIBIT 10.1

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into effective as of September 21, 2012 (the “Effective Date”), between ACCESS BUSINESS GROUP INTERNATIONAL LLC, a Michigan limited liability company (“Access”) and INTERLEUKIN GENETICS, INC., a Delaware corporation (“Interleukin”).

RECITALS

A.	Interleukin has developed or controls technology relating to its DNA-based Genetic Test, as defined herein, that may be used for the identification of an individual’s most effective diet and exercise regimen.

B.	Access desires a license under Interleukin’s intellectual property rights in the Genetic Test in accordance with the terms of this Agreement and Interleukin is willing to grant such a license.

C.	On or around the date of this Agreement, the parties are entering into a professional services agreement (the “Services Agreement”), pursuant to which Interleukin will be providing certain services to Access.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article 1. Definitions

1.1	“Affiliate” shall mean, with respect to the applicable party, any corporation, company, partnership, trust, sole proprietorship or other entity or individual which directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. For purposes of this definition, “control” means ownership, directly or through one or more Affiliates, of (a) at least 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, or (b) 50% or more of the equity interests in the case of any other type of legal entity or status as a general partner in any partnership, or (c) any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or entity. For purposes of this Agreement, Interleukin shall not be deemed to be an Affiliate of Access.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule24b-2 of the Securities Exchange Act of 1934, as amended.

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1.2	“Direct Sales Channel” shall mean the channel of distribution in which sales are direct to consumers and where compensation of the seller is based on a multilevel or single level plan that pays it representatives/distributors based not only on one’s own product sales but on the product sales of one’s “downline” (the people a representative/distributor has brought into the business and, in turn (if multi-level), the people they have brought into the business) and which includes sales through websites of Access’s Affiliates and their respective distributors’ websites.

1.3	“Field of Use” shall mean Genetic Tests in the Direct Sales Channel.

1.4	“Genetic Test” means any genomic test used to determine appropriate recipients of a specific weight management program that includes a diet and exercise regimen (i) the use or sale of which would, absent the license granted to Access hereunder infringe any claim included in the Interleukin Patents, or (ii) that incorporates any Interleukin Know-How.

1.5	“Interleukin Know-How” shall mean any Know-How owned by Interleukin that is necessary or useful for the implementation, manufacture or commercialization of Genetic Tests, which may include algorithms or other methods for determining recommended diet, exercise and lifestyle programs based on genotypes (and any validation standards therefor), test report formats and content, and protocols for the implementation and verification of genotype testing and genetics laboratories.

1.6	“Interleukin Patents” shall mean the patents listed on Exhibit A attached hereto (which may be amended upon agreement of the parties) all of which are owned by Interleukin or which Interleukin has the right to grant licenses of the scope granted in this Agreement. Each Interleukin Patent that is not published or otherwise in the public domain when disclosed to Access shall be subject to the confidentiality provisions in Article 5 hereof. Such Exhibit A may be amended from time to time by written agreement of the parties to reflect the granting of patent applications.

1.7	“Interleukin Technology” shall mean the Interleukin Know-How and/or Interleukin Patents, as the case may be.

1.8	"Improvement" shall mean all patentable and non-patentable inventions, discoveries, technology and information of any type whatsoever, including without limitation, methods, processes, technical information, knowledge, and know-how which use, incorporate, derive from or are based on Interleukin Technology or could not be conceived, developed or reduced to practice but for the use of Interleukin Technology.

1.9	“Know-How” means and includes any and all unpatented (or not specifically taught by a patent) and proprietary ideas, inventions, discoveries, technology, data, results, formulae, designs, specifications, methods, processes, formulations, techniques, ideas, know-how, technical information (including, without limitation, structural and functional information), process information, pre-clinical information, clinical information, and any and all proprietary biological, chemical, pharmacological, control and manufacturing data and materials. For the avoidance of doubt, Know-How does not include any information as described in Section 5.5 (a) – (e) hereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.10	“License Term” shall have the meaning set forth in Section 7.1 below.

1.11	“Licensed Products” shall mean Genetic Tests that incorporate Interleukin Technology.

1.12	“Territory” shall mean all countries who are members of the European Union, Russia and South Africa.

Article 2. LICENSE Grant

2.1.	Grant of License. Subject to the terms and conditions of this Agreement, Interleukin hereby grants to Access, and Access hereby accepts, a non-exclusive, royalty-bearing, non-transferable (except as permitted in Section 10.10 below) license in the Field of Use, without the right to grant sublicenses, except to Access’s Affiliates, under Interleukin Technology, to make, have made, use, import, export, sell and offer for sale Licensed Products in the Territory, and to practice all processes in the use thereof.

2.2.	Marketing Efforts. Access shall use commercially reasonable efforts to market and sell Licensed Products. Access shall exercise in good faith reasonable business judgment in marketing and selling the Genetic Tests in the Territory.

2.3	Sublicenses. All sublicenses to Access Affiliates will be in writing, will provide for automatic termination in the event the Affiliate ceases to be an Affiliate, will not be less restrictive than this Agreement, and will not convey any right to grant further sublicenses. Within a reasonable period of time, but in no event more than 90 days after execution of any such sublicense, Access will give Interleukin written notice of the identity of the Affiliate granted the sublicense. Access shall be responsible for the actions of its sublicensee Affiliates, and any breach of the terms or conditions of this Agreement by an Affiliate sublicensee of Access shall be deemed to be a breach by Access.

2.4	Limited License. Access agrees that it has no right or license outside the Field of Use and agrees that it will not use Interleukin Technology outside the Field of Use.

2.5	Marking. Access will comply, to the extent practical, with all marking requirements including 35 USC 287(a) and all corresponding foreign laws, including marking each Licensed Product with applicable patent numbers included in Interleukin Patents as set forth in Exhibit A as amended from time to time.

2.6	Restriction on Future Licenses. Pertaining to license grants in Licensed Products, Interleukin agrees not to grant to any of the companies on the attached Exhibit B a license under the Interleukin Technology to make, have made, use, sell, offer for sale, export or import Genetic Tests in the Territory and Interleukin further agrees to include such restriction in all of its licenses of Interleukin Technology for Genetic Tests. Interleukin agrees that Access may from time to time request additions to Exhibit B and Interleukin shall consider such requests in good faith and approval of such addition shall not be unreasonably withheld.. Any agreed addition to Exhibit B shall be evidenced by a written amendment to this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.7	Protection of Interleukin Technology. Notwithstanding anything else, Access agrees that Access, its Affiliates, and any entities that Access, its Affiliates or Interleukin share or disclose any Confidential Information of Interleukin, including Interleukin Know-How, in connection with this Agreement or the Services Agreement shall not be permitted (i) to use such Confidential Information for anything other than as reasonably necessary for Access or such Access Affiliate to exercise its license rights in the Territory and Field of Use under this Agreement during the License Term, or (ii) to use any of such Confidential Information after the License Term.

Article 3. ROYALTIES

3.1.	Royalties. Access shall pay to Interleukin during the License Term a royalty of US$[***] for each Licensed Product sold in the Territory by Access or an Affiliate of Access, except that the royalty shall be US$[***]for a Licensed Product if an Interleukin Patent has issued (and has not expired or been found invalid or unenforceable) in the country in which such Licensed Product is sold. A Licensed Product will be considered sold when invoiced or otherwise shipped, distributed or used (whichever event occurs first); except for (i) returns, which are Licensed Products returned to Access by its customer on which Access gives credit to that customer and are not re-distributed (Access must pay royalties on any returns which are later re-distributed) and (ii) replacements of Licensed Products distributed by Access or an Access Affiliate under warranty obligations for which Access or any Access Affiliate does not receive revenue. Payment by Access shall be made within [***] days following each Royalty Period. The “Royalty Period” shall be defined as January 1-March 31, April 1-June 30, July 1-September 30, and October 1-December 31 of each calendar year. Access is liable to pay royalties to Interleukin with respect to all Licensed Products initially shipped by Access or an Affiliate of Access to its independent business owner or end user prior to the termination of this Agreement. Access will furnish Interleukin a Royalty Report Form as set forth in Schedule 3.1 attached hereto with each royalty payment to support the basis for the payment. Any amounts not paid by Access when due under this Agreement, will be subject to interest equal to the then existing prime lending rate as published in The Wall Street Journal, or if less, the maximum interest rate permitted under applicable law, from the payment due date until the actual date of payment.

3.2	Currency. All payments by Access to Interleukin shall be made in U.S. dollars.

3.3	Taxes. Each payment to be made by Access to Interleukin under this Agreement shall be made free and clear of and without any deduction, withholding or set-off whatsoever, including for or on account of taxes, unless Access is required by law to make such a payment subject to a deduction or withholding. If Access is required by law to make a deduction or withholding of taxes or otherwise from such a payment, Access agrees to provide such assistance, including documents and other instruments, as are reasonably necessary in order for Interleukin to obtain a refund, credit or benefit of such deduction or withholding in accordance with applicable law in the relevant jurisdiction.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Article 4. RECORDS; AUDIT RIGHTS

4.1.	Records. Access agrees to keep and maintain complete and accurate records and books of account in sufficient detail and form so as to enable verification of payment of royalties due to Interleukin pursuant to this Agreement. Access agrees to maintain such records and books of account for a period of not less than three years following the year to which the records pertain. For avoidance of doubt, Access shall be responsible for causing its Affiliates to comply with this section.

4.2.	Audit Rights. Access agrees to allow any independent auditor appointed by Interleukin who is reasonably acceptable to Access, and which is subject to reasonable and appropriate confidentiality terms to inspect such records and books of account relating to Access’s compliance with the terms of this Agreement for the three years preceding the notification of the audit, during reasonable business hours, on reasonable advance notice of no less than two weeks. Such inspections shall be no more frequent than once each calendar year during the term hereof and once within six months after termination of this Agreement. The designated accountant shall retain in confidence the information in the books of account and shall report to Interleukin only the accuracy or inaccuracy of the reports rendered pursuant to Section 3.1 hereof. In the event of underpayment by Access, Access will promptly pay to Interleukin all amounts underpaid. The cost of such audit will be borne by Interleukin, unless such audit reveals an underpayment of greater than 5% of the total amount determined to be actually due, in which case Access will bear such cost.

Article 5. CONFIDENTIALITY

5.1.	General. Each party recognizes that, in connection with this Agreement and the Services Agreement, such party may receive access to, or develop, business, technical, and financial information of, from or for the other party, which the other party considers or will consider confidential or proprietary.

5.2.	Definition. For purposes of this Agreement, “Confidential Information” means all such information, whether written or oral, which is provided by one party to the other party, designated by the disclosing party as “Confidential” or that should reasonably be understood based on the nature of the information or the context of the disclosure to be confidential, including without limitation the Interleukin Technology. In the event that either party provides sample products, test reports or other equipment or material to the other party, the items so received and any information learned there from shall be treated as Confidential Information transferred to the receiving party by the disclosing party under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.3.	Nondisclosure. Each party, when acting as the receiving party, acknowledges that all Confidential Information is proprietary and a valuable trade secret of the disclosing party, and that any disclosure or unauthorized use of Confidential Information will cause the disclosing party irreparable harm and loss. Each party agrees that, when acting as the receiving party, neither it nor any others associated with or used by it in the performance of this Agreement shall use the Confidential Information for itself or others or disclose any Confidential Information to others, without first obtaining the prior written consent of the disclosing party.

5.4.	Use of Confidential Information. Each party, when acting as the receiving party, shall: (a) use such Confidential Information for the sole and limited purpose of exercising its rights and performing its obligations hereunder; and (b) certify the destruction of or return all Confidential Information, including copies or other written or physical embodiments of, or containing, such Confidential Information (including any studies, analyses, compilations or other materials prepared in whole or in part based on such Confidential Information) to the disclosing party immediately upon the termination of the licenses granted to the receiving party under this Agreement, except for a single copy thereof which must be thereafter restricted to use for (i) legal purposes only as a record of the Confidential Information returned under this Agreement and (ii) for replacement purposes permitted in Section 7.5(b) below.

5.5.	Exceptions. This Agreement shall not affect the receiving party’s rights to use or disclose information:

(a)	which the receiving party can demonstrate to have been in the public domain through no wrongful act of itself prior to the date of its disclosure to the receiving party by the disclosing party;

(b)	which the receiving party can demonstrate, by written records predating disclosure to the receiving party by the disclosing party, to have been in the possession of the receiving party on a non-confidential basis prior to the date of its disclosure;

(c)	which becomes part of the public domain by publication or otherwise not due to any unauthorized act or omission on the part of the receiving party;

(d)	which the receiving party can demonstrate by written records to have been independently developed by the receiving party without reference to or reliance upon the Confidential Information of the disclosing party; or

(e)	which the receiving party can demonstrate by written records to have been disclosed to the receiving party on a non-confidential basis by a third party having a lawful right to do so.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.6.	Governmental or Judicial Process. If the receiving party, or its representatives, are compelled to disclose Confidential Information by governmental or judicial process, the receiving party agrees to promptly provide the disclosing party with written notice of such requirement to allow sufficient time for the disclosing party to apply for judicial review of such compelled disclosure, provided that this obligation shall not apply where the receiving party’s compliance with this obligation itself would be contrary to law or any provision of any regulatory authority.

5.7.	Affiliates. For purposes of this confidentiality provision, “Access” shall be deemed to include all Affiliates and divisions of Access, and “Interleukin” shall be deemed to include all Affiliates and divisions of Interleukin.

Article 6. Intellectual Property Rights – INTERLEUKIN TECHNOLOGY

6.1	Ownership of Interleukin Technology. Interleukin shall retain full and exclusive ownership of all Interleukin Technology. Interleukin shall continue to prosecute all United States and international patent applications included in the Interleukin Technology and shall bear all of the costs associated with filing, prosecution, issuance and maintenance of all such patents and patent applications.

6.2	Improvements.

(a)	Each party is the owner of its intellectual property rights, such as patents, patent applications, copyrights, know-how, trade secrets, registered designs, utility models and any similar protected rights anywhere in the world, which exist at such party as of the Effective Date hereof, or which are independently created by such party without reference to or use of the other party’s Confidential Information (“Background IP Rights”). Other than as expressly set forth in this Agreement, no license, express or implied, is provided to either party’s Background IP Rights.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b)	Any Improvement made by or on behalf of Interleukin during the License Term (“Interleukin Improvement”) will be owned by Interleukin. Any Improvement made by or on behalf of Access during the License Term (“Access Improvement”) will be owned by Access. Any Improvement made jointly by, or on behalf of, Interleukin and Access during the License Term (“Joint Improvements”) shall be jointly owned by Interleukin and Access; provided, for avoidance of doubt, if such Improvements were made subject to a separate agreement between the parties, then the terms of such agreement shall govern with respect to such Improvements. Each party will disclose any Improvement made by it to the other party promptly after a patent application with respect to such Improvement has been filed or the Improvement has been reduced to practice, whichever is earlier. Interleukin will have the right to control the obtaining and maintaining of patents on Joint Improvements and will use reasonable efforts to keep Access advised of all material actions with respect thereto. Interleukin will advise Access in writing (“Interleukin Notice”) of the jurisdictions in which it proposes to seek patent protection for a Joint Improvement sufficiently in advance of any irredeemable loss of rights such that Access may in writing advise Interleukin of additional jurisdictions in which Access wants patent protection for such Joint Improvement (“Access Notice”), and Interleukin will consider such requests in good faith. Any patent obtained on a Joint Improvement will be jointly owned. Each party hereby grants to the other party all rights to exploit any jointly-owned patent claiming a Joint Improvement to the fullest extent without accounting to the other party except as expressly provided herein, but for avoidance of doubt, the foregoing grant shall not grant or imply any licenses to any other patents or technology of either party. The parties will share equally all reasonable costs associated with obtaining and maintaining patents on Joint Improvements; Access will reimburse Interleukin for one-half of all costs incurred, within 60 days after receipt of an invoice therefor. One party, by written notice to the other party, may elect not to continue to share in such costs for a particular jointly owned patent or patent application. The one party will assign its entire interest in such patent or patent application to the other party promptly after receipt from the other party of a written request therefor.

6.3	Reservation of Rights. Neither party grants to the other party any rights in any intellectual property, including without limitation any patents, patent applications, trademarks or trade names, except those rights that are specifically set forth in this Agreement.

article 7. term and termination

7.1.	License Term. Unless earlier terminated or extended as provided herein, the term of this Agreement shall begin on the Effective Date and continue for five (5) years after the date of first commercial sale by any Affiliate of Access (the “Initial Term”). Thereafter, this Agreement shall automatically renew for additional one-year renewal terms unless either party provides written notice to the other party of intent to terminate at least 60 days prior to the end of the relevant license period (the Initial Term plus each renewal period, if any, referred to herein as the “License Term”).

7.2	Termination for Breach. In the event of a material breach of this Agreement, the non-breaching party shall be permitted to terminate this Agreement if the breach is not cured within 30 days after the date of prior written notice given to the breaching party.

7.3.	Termination for Bankruptcy, Etc. Either party shall have the right to terminate this Agreement with 60 days prior written notice in the event of insolvency, bankruptcy, liquidation, appointment of receiver and attachment, of or for the other party.

7.4	Termination by Access. In the event Access determines in its sole discretion that it is unable to sell the Licensed Product in any market due to regulatory issues, or if it determines that there is no reasonable likelihood that a patent will issue in the United States in connection with the Interleukin Technology, then Access may terminate this Agreement by providing at least 10 days prior written notice to Interleukin. Access shall have the right to terminate this Agreement, without cause, on 90 days prior written notice to Interleukin.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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7.5. Consequences of Termination.

(a)	Upon expiration or termination of the License Term the licenses and rights granted to either party hereunder, and the royalties for such licenses and rights, will automatically terminate and each party shall certify the destruction of or return all Confidential Information of the other party in accordance with the terms of Article 5.

(b)	In the case of any termination or expiration of the License Term, other than termination by Interleukin under Section 7.2 above, the right of the IBOs of Access’s Affiliates and end-user customers to use Licensed Products initially shipped by Access or Access’s Affiliates before termination will not be affected and Access shall have the right to sell through its inventory of Licensed Products as of the date of termination for a period of twelve (12) months, subject to the payment of royalties under Article 3. Access shall further have the right to secure the services of a third party to process Genetic Tests during such 12-month period, subject to all of the obligations and restrictions under this Agreement, including restrictions on use of Confidential Information and requirements to destroy or return all Confidential Information.

(c)	Upon termination of this Agreement by either party, the other party shall certify the destruction of or return all Confidential Information of the terminating party in accordance with the terms of Article 5.

7.6.	Survival. The provisions of Articles 1, 3 (with respect to the payment of royalties provided for in Sections 7.5(b) and 7.5(c) and any royalty amounts accrued as of the date of termination), 4, 5, 6, 8, 9 and 10 and Sections 2.7, 7.5 shall survive the expiration or other termination of this Agreement.

ARTICLE 8. REPRESENTATIONS AND WARRANTIES

8.1.	Representations and Warranties of Interleukin. Interleukin represents and warrants to Access as follows:

(a)	it is duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)	it has completed all actions and procedures, corporate and otherwise, and has obtained all consents or other authorization necessary or proper to authorize the grant of the license and other rights hereunder and to enable it to perform all of its obligations hereunder;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c)	it has the right to grant the License and other rights hereunder with respect to the Interleukin Technology and such grant by Interleukin does not violate or constitute an event that is or would be, with the passage of time or the giving of notice or both, a violation, breach or default of, any agreement or obligation to which Interleukin is a party or by which it is bound;

(d)	to the knowledge of Interleukin, the grant of the License and other rights hereunder is not in violation of any law, rule, regulation or court order, local, state or federal; and

(e)	it has no knowledge of any basis for invalidity or unenforceability of the patents included in the Interleukin Technology.

8.2.	Representations and Warranties of Access. Access represents and warrants to Interleukin as follows:

(a)	it is a limited liability company duly organized, validly existing and in good standing under the laws of Michigan; and

(b)	it has completed all actions and procedures, corporate and otherwise, and has obtained all consents or other authorization necessary or proper to authorize the grant of the license and other rights hereunder and to enable it to perform all of its obligations hereunder.

8.3.	Disclaimers. Nothing contained in this Agreement shall be construed as:

(a)	a warranty or representation that any manufacture, offer for sale, sale, use, lease, importation, or other disposal of any Licensed Product will be free from infringement of any patent or other industrial or intellectual property rights of any third party; or

(b)	conferring by implication, estoppels or otherwise upon either party or its Affiliates any license or other right under any patent or other industrial or intellectual property rights other than those rights expressly granted in this Agreement; or

(c)	imposing on any party any obligation to institute any suit or action for infringement of any of the patents licensed under this Agreement or to defend any suit or action brought by a third party which challenges or concerns the validity of any such patents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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8.4 ACCESS HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL WARRANTIES, GUARANTEES, OBLIGATIONS, LIABILITIES, RIGHTS AND REMEMDIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO THE USEFULNESS OR FREEDOM FROM DEFECTS OF THE LICENSED PRODUCTS, INCLUDING BUT NOT LIMITED TO: (A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS; (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE IN THE TRADE, AND (C) ANY OBLIGATION, RIGHT, LIABILITY, CLAIM OR REMEDY FOR (1) LOSS OF USE, REVENUE OR PROFIT, OR ANY OTHER DAMAGES, (2) INFRINGEMENT OF THIRD PARTY INTANGIBLE PROPERTY RIGHTS, AND (3) EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

ARTICLE 9. INDEMNITY

9.1.	Access Indemnity. Subject to Section 8.4, Access agrees to defend, indemnify and hold Interleukin harmless against all liability and costs (including reasonable attorneys’ fees) in connection with any third party claim arising out of designing, using, importing, exporting, selling, offering to sell, licensing and/or distributing any product, method or service utilizing the Interleukin Technology.

9.2	Interleukin Indemnity. Interleukin agrees to defend, indemnify and hold harmless Access and Access’s Affiliates, and their officers, directors, employees, and agents against all demands, liability and costs (including attorneys’ fees) in connection with any third party claim arising out of or in connection with (a) Interleukin’s performance of, or failure to perform, Interleukin’s obligations pursuant to this Agreement; or (b) any breach of any warranty, representation, covenant, or agreement made by Interleukin to Access in this Agreement.

9.3	Settlement. Before settling, compromising, or otherwise extinguishing any claim by a third party (whether or not suit or any other type of dispute resolution procedure has been commenced) made against Interleukin (a “Settlement”), Access must first obtain the written consent of Interleukin and Interleukin shall have discretion to withhold such consent if the Settlement (a) is for or involves non-monetary consideration or non-monetary judicial relief, including, but not limited to, promises by Interleukin to do or forbear from doing any act or the granting of equitable remedies, or (b) involves, requires, or implies admissions of wrongful acts (whether civil or criminal) by Interleukin.

9.4	Enforcement of Interleukin Technology. In the event that either party becomes aware of a third party infringing Interleukin Technology by manufacture, use or sale of a Licensed Product in the Field of Use and Territory, Interleukin shall have the right, but not the obligation, to bring an action against such third party for infringement of Interleukin Technology. If Interleukin chooses not to bring an action against such third party for infringement of Interleukin Technology then, upon the consent of Interleukin, Access shall have the right, but not the obligation to take such action in Access’s name, and in the name of Interleukin. Interleukin agrees to cooperate with Access in any such action at Access’s expense. Any funds recovered from such enforcement of Interleukin Technology shall be shared proportionately between the parties in the same proportion that the parties shared the costs and expenses of enforcement hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 10. GENERAL PROVISIONS

10.1	Publicity. The parties agree that the parties shall issue a joint press release at a time determined by Access, at its sole discretion, regarding this Agreement, and the content of such press release shall be jointly agreed to by the parties. Neither party will otherwise disclose the terms of this Agreement except (a) as required by law or by the rules and regulations of a stock exchange where securities of a party are traded, or (b) as a result of a binding order of a court or governmental agency.

10.2	Notices. All notices shall be in writing mailed via certified mail, return receipt requested, or delivered by a courier service providing evidence of delivery, addressed as follows, or to such other address as may be designated from time to time:

If to Interleukin:	If to Access:

135 Beaver Street	7575 Fulton Street East
Waltham, MA 02452	Ada, MI USA 49355-0001

Attention: Chief Executive	Attention: Vice President
Officer	General Counsel
Mail Stop 78-2G

10.3	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, USA without regard to the application of principles of conflicts of law.

10.4	Export Control. Neither party shall export, re-export, or transship any information or product acquired or generated under this Agreement in violation of any applicable export control laws and regulations promulgated and administered by the governments of the countries asserting jurisdiction over the parties or their applicable transactions.

10.5	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

10.6	Headings. Article and section headings are inserted for convenience of reference only and do not form a part of this Agreement.

10.7	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.8	Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

10.9	No Agency or Partnership. Nothing contained in this Agreement shall give either party the right to bind the other, or be deemed to constitute the parties as agents for the other or as partners with each other or any third party.

10.10	Assignment and Successors. This Agreement may not be assigned by either party without the written consent of the other, which shall not be unreasonably withheld, except that each party may assign this Agreement and the rights, obligations and interests of such party to any of its Affiliates or any purchaser of all or substantially all of its assets to which this Agreement relates or to any successor entity resulting from any merger, reorganization, or consolidation of such party with or into such entity, provided that such Affiliate or purchaser agrees to be bound by all of the terms and conditions of this Agreement.

10.11	Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

10.12	Integration; Severability. This Agreement is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the parties with respect to same, and may not be modified except in a writing signed by both parties; provided for avoidance of doubt that this Agreement does not supersede the Services Agreement. The provisions of this Agreement shall be interpreted, if possible, so as to be valid, legal and enforceable. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or is otherwise held to be invalid, illegal or unenforceable by a court or arbitration panel with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by their duly authorized representatives.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ACCESS BUSINESS GROUP
INTERNATIONAL LLC

By	/s/ Jay G. Ertl

Printed Name	Jay G. Ertl

Title	Vice President – Product Demand

INTERLEUKIN GENETICS, INC.

By	/s/ Kenneth S. Kornman

Printed Name	Kenneth S. Kornman

Title	CEO

 Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit A

1.	Eurasian Patent Organization; Serial No. [***]

2.	European Patent Convention; Serial No. [***]

3.	European Patent Convention; Serial No. [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15

Exhibit B

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SCHEDULE 3.1

ROYALTY REPORT FORM

REPORTING PERIOD: _____________________________________________________________

Individual to contact concerning this information:

Name: _______________ Phone # or email I.D.: ______________________________________

For each product / item subject to a royalty payment provision, please provide the following information as applicable:

PRODUCT / ITEM: __________________________________________________________________

Country	Number of Units / Products Sold	Royalty Rate	Net Royalty Payment Due

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the
Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17